UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 24, 2017

CNL LIFESTYLE PROPERTIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	000-51288	20-0183627
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

450 South Orange Ave.

Orlando, Florida 32801

(Address of Principal Executive Offices; Zip Code)

Registrant’s telephone number, including area code: (407) 650-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On March 24, 2017, CNL Lifestyle Properties, Inc. (the “Company”) held a special meeting of stockholders (the “Special Meeting”) at its principal offices in Orlando, Florida, for the following purposes:

1.	To consider and vote upon the sale of all of the Company’s remaining properties (the “Sale”) to EPR Properties, a Maryland real estate investment trust (“EPR”), and Ski Resort Holdings LLC, a Delaware limited liability company affiliated with Och-Ziff Real Estate (“SRH”), pursuant to and on the terms and conditions set forth in a purchase and sale agreement (the “Sale Agreement”), dated as of November 2, 2016, by and among EPR, SRH, the Company, CLP Partners, LP, a Delaware limited partnership and the operating partnership of the Company, and certain of the Company’s subsidiaries (the “Sale Proposal”);

2.	To consider and vote upon the plan of liquidation and dissolution of the Company (the “Plan of Dissolution”), including the complete liquidation and dissolution of the Company contemplated thereby, subject to the approval of the Sale and following the closing of the Sale (the “Plan of Dissolution Proposal”); and

3.	To consider and vote upon a proposal to adjourn the special meeting to another date, even if a quorum is present, to solicit additional votes to approve the Sale and/or the Plan of Dissolution, if necessary (the “Adjournment Proposal,” and, collectively with the Sale Proposal and the Plan of Dissolution Proposal, the “Proposals”).

At the Special Meeting, a total of 215,219,539 shares (approximately 66.18%) of the Company’s common stock outstanding and entitled to vote at the Special Meeting were present in person or represented by proxy.

The Proposals were approved by the affirmative vote of a majority of the outstanding shares entitled to vote at the Special Meeting, as follows:

I.	The Sale Proposal:

For	Against	Abstained
206,760,554	3,075,985	5,383,000

II.	The Plan of Dissolution Proposal:

For	Against	Abstain
206,681,080	3,007,639	5,530,819

III.	The Adjournment Proposal:

For	Against	Abstain
203,263,263	4,549,550	7,406,726

Item 8.01	Other Events.

Immediately following the Special Meeting, the Board of Directors of the Company (the “Board”) unanimously established March 31, 2017 as the record date for stockholders entitled to receive the shares of EPR common stock to be issued by EPR to the Company upon, and subject to, the closing of the Sale, along with such amount of cash, if any, that the Board may subsequently determine to distribute along with the shares of EPR common stock (the “Interim Distribution”). The Company currently anticipates that the closing of the Sale should occur prior to the end of April 2017 and contemplates that the Interim Distribution will occur approximately two weeks after the closing. However, no assurance as to when, or if, the closing of the Sale will occur can be given. The consummation of the Sale is subject to the satisfaction or waiver of numerous conditions as set forth in the Sale Agreement and as described in greater detail in the proxy statement/prospectus mailed to stockholders on or about January 31, 2017 in connection with soliciting votes for the Special Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 24, 2016		CNL LIFESTYLE PROPERTIES, INC. a Maryland Corporation

	By:	/s/ Tammy J. Tipton
Tammy J. Tipton Chief Financial Officer and Treasurer